Execution Version
ACCORDION INCREASE AGREEMENT

This Accordion Increase Agreement (this “Agreement”), dated as of April 13, 2020 (the “2020 Accordion Increase Effective Date”), is entered into by and among RAYONIER INC., a North Carolina corporation (“Rayonier”), RAYONIER TRS HOLDINGS INC., a Delaware corporation (“TRS”) and RAYONIER OPERATING COMPANY LLC, a Delaware limited liability company (“ROC”; each of Rayonier, TRS and ROC being referred to herein individually as a “Borrower”, and collectively as the “Borrowers”), the several banks, financial institutions and other institutional lenders party hereto (the “2020 Increasing Lenders”) and COBANK, ACB (“CoBank”), as administrative agent (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS:

(1) The Borrowers, the Lenders party thereto and the Administrative Agent entered into that certain Credit Agreement, dated as of August 5, 2015 (as amended, supplemented or otherwise modified, the “Credit Agreement”);
(2) The Borrowers have requested an Accordion Increase (herein designated, and hereafter referred to as, the “2020 Accordion Increase”) in an aggregate amount equal to $50,000,000 pursuant to the terms of Section 2.25(a) of the Credit Agreement from the 2020 Increasing Lenders; and
(3) The 2020 Increasing Lenders have agreed to provide the 2020 Accordion Increase upon the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and in order to induce the parties hereto to enter into the transactions described herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:
Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement.
Section 2. 2020 Accordion Increase; New Lender Joinder; Reallocation of Revolving Commitments.
(a) This Agreement is a facility increase notice as referred to in Section 2.25(a)(iii) of the Credit Agreement. Upon giving effect to this Agreement, (i) each 2020 Increasing Lender hereby agrees to provide its respective portion of the 2020 Accordion Increase, (ii) the Revolving Commitment of each Lender as of the date hereof is amended to equal the amount set forth opposite such Lender’s name on Schedule I attached hereto and (c) the amount of the aggregate Revolving Commitments in effect on the 2020 Accordion Increase Effective Date shall be Three Hundred Million Dollars ($300,000,000).
(b) From and after the date hereof, each Person identified on the signature pages hereto as a 2020 Increasing Lender that is not a party to the Credit Agreement immediately prior to giving effect to this Agreement (each, a “New Lender”) shall be deemed to be a party to the Credit Agreement and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents as if such Person had executed the Credit

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Agreement. This Section 2(b) is a lender joinder as referred to in Section 2.25(a)(ii)(D) of the Credit Agreement.
(c) Immediately upon the effectiveness of this Agreement, each Lender with a Revolving Commitment (including each New Lender with a Revolving Commitment) is deemed to have purchased from (x) the Issuing Bank a risk participation in each outstanding Letter of Credit issued by the Issuing Bank in an amount equal to the product of such Lender’s Revolving Commitment Percentage times the amount of such Letter of Credit and (y) the Swing Line Lender a risk participation in each outstanding Swing Line Loan in an amount equal to the product of such Lender’s Revolving Commitment Percentage times the amount of such Swing Line Loan.
(d) Each Lender with a net increase in Revolving Credit Exposure after giving effect to this Agreement shall make Revolving Loans on the date hereof, the proceeds of which shall be used by the Administrative Agent to repay outstanding Revolving Credit Advances of any Lender with a net decrease in Revolving Credit Exposure after giving effect to this Agreement, in each case, in an amount necessary such that after giving effect thereto each Lender holds its Revolving Commitment Percentage of the outstanding Revolving Credit Advances and the Borrowers shall pay any amounts required pursuant to Section 2.23 of the Credit Agreement as a result of any such prepayment of Revolving Credit Advances of Lenders with a net decrease in Revolving Credit Exposure.
Section 3. Conditions of Effectiveness. This Agreement shall become effective on the 2020 Accordion Increase Effective Date upon the satisfaction of the conditions precedent set forth in this Section 3:
(a) The Administrative Agent (or its counsel) shall have received from each Borrower and from each other party hereto (including the Administrative Agent and each 2020 Increasing Lender) an executed signature page counterpart of this Agreement.
(b) The Administrative Agent shall have received a certificate of each Borrower, dated as of such date and signed by the chief executive officer, chief financial officer or a senior vice president of such Borrower, (i) certifying and attaching all necessary resolutions, consents and/or approvals of such Borrower approving or consenting to the 2020 Accordion Increase and (ii) certifying that, before and after giving effect to the 2020 Accordion Increase, (A) the representations and warranties contained in Article IV of the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof (except to the extent applicable to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and except to the extent such representations and warranties are qualified by materiality, in which case such representations and warranties shall be true and correct as of such date), (B) no Default or Event of Default exists and (C) Rayonier shall be in compliance with the covenants set forth in Section 5.04 of the Credit Agreement (calculated on a pro forma basis, as of the 2020 Accordion Increase Effective Date but based upon the most recently ended Fiscal Quarter for which financial statements have been or are required to have been delivered pursuant to Section 5.01(k) of the Credit Agreement).
(c) The Administrative Agent shall have received the fees to be received on the 2020 Accordion Increase Effective Date separately agreed to between the Administrative Agent

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and Rayonier and shall have received, to the extent invoiced in reasonable detail at least one (1) Business Day prior to the date hereof, reimbursement or payment of all reasonable out of pocket expenses (including reasonable fees, charges and disbursements of Moore & Van Allen PLLC) required to be reimbursed or paid by the Borrowers pursuant to Section 8.04 of the Credit Agreement in connection with the preparation, negotiation, execution and delivery of this Agreement.
Section 4. Confirmation of Representations and Warranties. Each Borrower hereby represents and warrants, on and as of the date hereof, that (i) the execution, delivery and performance by such Borrower of this Agreement and the transactions contemplated hereby have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by such Borrower, and (ii) this Agreement has been duly executed and delivered by such Borrower and constitutes a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, subject to (1) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (3) implied covenants of good faith and fair dealing.
Section 5. Consent and Ratification of Guarantee. Each of the Borrowers hereby consents to the provisions of this Agreement in its capacity as a Guarantor, and ratifies the provisions of the Guarantee Agreement.
Section 6. Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 7. Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 8. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9. Jurisdiction; Consent to Service of Process.
(a) Each Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or

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equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or any other Loan Party or its properties in the courts of any jurisdiction.
(b) Each Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section 9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.
RAYONIER INC.

By   Name:  Title:

RAYONIER OPERATING COMPANY LLC

By   Name:  Title:

RAYONIER TRS HOLDINGS INC.

By   Name:  Title:

RAYONIER INC.
Accordion Increase Agreement
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COBANK, ACB, as Administrative Agent, Swing Line Lender and Issuing Bank

By   Name:  Title:

Raymond James Bank, N.A., as a 2020 Increasing Lender
RAYONIER INC.
Accordion Increase Agreement
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By   Name:  Title:

RAYONIER INC.
Accordion Increase Agreement
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SCHEDULE I

COMMITMENT AMOUNTS

Lender	Revolving Commitment Amount	Revolving Commitment Percentage
American AgCredit, PCA	$10,000,000.00	3.333333333%
CoBank, FCB	$115,300,000.00	38.433333333%
Credit Suisse AG, Cayman Islands Branch	$32,500,000.00	10.833333333%
Farm Credit of Florida, ACA	$2,850,000.00	0.950000000%
Farm Credit Services of America, PCA	$6,850,000.00	2.283333333%
JPMorgan Chase Bank, N.A.	$50,000,000.00	16.666666667%
Raymond James Bank, N.A.	$50,000,000.00	16.666666667%
Truist Bank	$32,500,000.00	10.833333333%
TOTAL	$300,000,000.00	100.000000000%

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